Exhibit 23.2

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                                                   PricewaterhouseCoopers
                                                   Chartered Accountants
                                                   Dorchester House
                                                   7 Church Street
                                                   Hamilton
                                                   Bermuda HM 11
                                                   Telephone +1 (441) 295 2000
                                                   Facsimile +1 (441) 295 1242



June 14, 2005


CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-4 of Leucadia National Corporation of our report dated January 26, 2005 relating to the financial statements of Olympus Re Holdings, Ltd., which appear in Leucadia National Corporation's Annual Report on Form 10-K, as amended, for the year ended December 31, 2004.




/s/ PricewaterhouseCoopers LLP

Chartered Accountants






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